CONSENT
TO:	Geovic Mining Corp. (the “Company”)
RE:	Registration Statement on Form S-8

In connection with the Company’s Registration Statement on Form S-8 pertaining to the registration of securities issuable under the Geovic Mining Corp. 2010 Stock Award Plan, I Jeffrey Volk, on behalf of SRK Consulting (U.S.), Inc. (“SRK”), hereby consent to the incorporation by reference of the descriptions of the technical report prepared by SRK, in its capacity as independent consultant to the Company, entitled Nkamouna and Mada Deposits, East Province, of Cameroon Africa, dated November 30, 2009, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

Dated this 7th Day of September 2010. Sincerely, SRK Consulting (U.S.), Inc. /s/ Jeffrey Volk Jeffrey Volk, CPG, FAusIMM, MSc Principal Resource Geologist

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